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Exhibit 10.22

LEASE AGREEMENT BETWEEN

WHTR REAL ESTATE LIMITED PARTNERSHIP,
AS LANDLORD, AND

INTEGRATED SYSTEMS CONSULTING GROUP, INC.
AS TENANT

DATED MAY    , 1998

i

	(e)	Tenant's Termination Option	14
15.	Personal Property Taxes		14
16.	Events of Default		14
17.	Remedies		15
18.	Payment by Tenant; Non-Waiver; Confession for Possession		16
	(a)	Payment by Tenant	16
	(b)	No Waiver	16
19.	Landlord's Lien		16
20.	Surrender of Premises		17
21.	Holding Over		17
22.	Certain Rights Reserved by Landlord		17
23.	Substitution Space		18
24.	Miscellaneous		18
	(a)	Landlord Transfer	18
	(b)	Landlord's Liability	18
	(c)	Force Majeure	18
	(d)	Brokerage	18
	(e)	Estoppel Certificates	18
	(f)	Notices	18
	(g)	Separability	18
	(h)	Amendments; and Binding Effect	19
	(i)	Quiet Enjoyment	19
	(j)	No Merger	19
	(k)	No Offer	19
	(l)	Entire Agreement	19
	(m)	Waiver of Jury Trial	19
	(n)	Governing Law	19
	(o)	Joint and Several Liability	19
	(p)	Financial Reports	19
	(q)	Landlord's Fees	20
	(r)	Telecommunications	20
	(s)	General Definitions	20
	(t)	Confidentiality	20
	(u)	List of Exhibits	20
	(v)	Right to Separate Lease	20
25.	Other Provisions		21
	(a)	Signage	21
	(b)	Existing Lease	21
	(c)	Security System	21
26.	Hazardous Substances Provisions		22
	(a)	Hazardous Substances	22
	(b)	State and Federal Obligations	22
	(c)	Indemnity	23

ii

LIST OF DEFINED TERMS

Page
565 Building	1
575 Building	1
Additional Rent	3
Affiliate	23
Basic Rent	2
Building	1
Buildings	1
Casualty	15
Collateral	18
Commencement Date	1
Complex	1
Construction Allowance	D-2
Damage Notice	15
Event of Default	16
Existing Premises Expense Stop	3
Existing Premises Proportionate Share	5
Expansion Premises Expense Stop	3
Expansion Premises Proportionate Share	5
First Expansion Area Commencement Date	1
GAAP	3
GAAP	11
Hazardous Substance	25
Hourly Charge	5
including	23
Interest Rate	6
Landlord	1
Landlord's Mortgagee	13
Law	23
Laws	23
Lease	1
Loss	12
Offer Notice	E-1
Offer Space	E-1
Operating Costs	3
Operating Costs and Tax Statement	5
PCBs	25
Permitted Transfer	11
Permitted Transferee	11
Permitted Use	9
Premises	1
Prevailing Rental Rate	K-1
Rent	2
Second Expansion Area Commencement Date	1
Security Deposit	6
Taking	14
Tangible Net Worth	11
Taxes	4
Tenant	1
Tenant Delay Day	D-2
Tenant Energy Costs	F-1
Tenant Party	23
Term	1
Third Party Offer	E-1
Total Construction Costs	D-2
Transfer	10
UCC	18

iii

LEASE

        THIS LEASE AGREEMENT (this "Lease") is entered into as of May    , 1998, between WHTR REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and INTEGRATED SYSTEMS CONSULTING GROUP, INC., a Pennsylvania corporation ("Tenant").

        1.    Lease Grant.    Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the following spaces, each as more particularly depicted on Exhibit A hereto (collectively, the "Premises") in the building complex commonly known as Bay Colony Executive Park in Wayne, Pennsylvania: (i) the 10,096 rentable square feet in Suite 100 and the 3,508 rentable square feet in Suite 220 in the building located at 565 East Swedesford Road (the "565 Building"), (ii) the 2,005 rentable square feet in Suite 113, the 5,926 rentable square feet in Suite 130, the 13,696 rentable square feet in Suite 200, the 3,186 rentable square feet in Suite 208, and the 928 rentable square feet in Suite 210 in the building located at 575 East Swedesford Road (the "575 Building") (all of the above-described spaces are collectively referred to herein as the "Existing Premises"), (iii) approximately one-half of Suite 300 in the 575 Building containing 10,753 rentable square feet (the "First Expansion Area") and (iv) the remaining one-half of Suite 300 in the 575 Building containing 10,754 rentable square feet (the "Second Expansion Area"; the First Expansion Area and the Second Expansion Area are collectively referred to herein as the "Expansion Premises." As used herein, the 565 Building and the 575 Building are each referred to herein as a "Building" and are sometimes collectively called the "Buildings" and, together with the buildings located at 585 East Swedesford Road and 595 East Swedesford Road, the "Complex." The land on which each Building is located is described on Exhibit B. The term "Building" includes the related land, driveways, parking facilities, and similar improvements.

        2.    Term.    The term of this Lease shall commence on the date hereof (the "Commencement Date") and expire at 5:00 p.m., Wayne, Pennsylvania time on the last day of the 72nd full calendar month following the First Expansion Area Commencement Date (the "Term", which definition shall include all renewals of the initial Term). As used herein, "First Expansion Area Commencement Date" shall mean the earlier of (a) November 1, 1998 or (b) the earlier of (1) the date on which Landlord would have delivered the First Expansion Area with the Work (as defined in Exhibit D hereto) substantially completed but for Tenant Delay Days (as defined in Exhibit D hereto), if any, or (2) the date on which Tenant occupies any portion of the First Expansion Area and begins conducting business therein. As used herein "Second Expansion Area Commencement Date" shall mean the earlier of (A) February 1, 1999 or (B) the earlier of (i) the date on which Landlord would have delivered the Second Expansion Area with the Work substantially completed but for Tenant Delay Days, if any, or (ii) the date on which Tenant occupies any portion of the Second Expansion Area and begins conducting business therein. By commencing construction in any part of the Premises, Tenant shall be deemed to have confirmed its acceptance of the Premises in their "AS-IS" condition. Thereafter, Tenant shall execute and deliver to Landlord, within ten days after Landlord has requested the same, a letter confirming that Tenant has accepted the Premises, confirming the First Expansion Area Commencement Date, the Second Expansion Area Commencement Date (if the Second Expansion Area Commencement Date has occurred at the time of such request) and the expiration date of the initial Term.

        3.    Rent.

          (a)    Basic Rent.    "Basic Rent" (herein so called) shall be the following amounts for the following periods of time:

Time Period	Annual Basic Rent with respect to Existing Premises	Annual Basic Rent with respect to Expansion Premises	Total Annual Basic Rent	Monthly Basic Rent
Commencement Date—9/30/1998	$767,227.50	$0.00	$767,227.50	$63,935.63
10/1/98—First Expansion Area Commencement Date	$786,900.00	$0.00	$786,900.00	$65,575.00
First Expansion Area Commencement Date—Second Expansion Area Commencement Date	$786,900.00	$239,254.25	$1,026,154.25	$85,512.85
Second Expansion Area Commencement Date—9/30/1999	$786,900.00	$478,530.75	$1,265,430.75	$105,452.56
10/1/1999 - 9/30/2000	$806,572.50	$489,284.25	$1,295,856.75	$107,988.06
10/1/2000 - 9/30/2001	$865,590.00	$500,037.75	$1,365,627.75	$113,802.31
10/1/2001 - 9/30/2002	$904,935.00	$510,791.25	$1,415,726.25	$117,977.19
10/1/2002 - 9/30/2003	$924,607.50	$521,544.75	$1,446,152.25	$120,512.69
10/1/2003—end of initial Term	$944,280.00	$532,298.25	$1,476,578.25	$123,048.19

          (b)    Payment.    Tenant shall timely pay to Landlord Basic Rent, Tenant's Proportionate Share (defined below) of Tenant Energy Costs (as defined in Exhibit F hereto), and all additional sums to be paid by Tenant to Landlord under this Lease (collectively, the "Rent"), without deduction or set off, at Landlord's address provided for in this Lease or as otherwise specified by Landlord. Basic Rent, adjusted as herein provided, shall be payable monthly in advance, and shall be accompanied by any applicable state and local sales or use taxes. Basic Rent shall be payable on the first day of each month beginning on the first day of the first full calendar month of the Term. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month from and after the Commencement Date, and shall be due on the Commencement Date.

          (c)    Consumer Price Index Increases to Basic Rent.    [Intentionally deleted].

          (d)    Operating Costs.

            (1)  Tenant shall pay an amount (per each rentable square foot in the Existing Premises) ("Additional Rent") equal to the difference between the Operating Costs (defined below) per rentable square foot in the 565 Building and the 575 Building and the actual Operating Costs for such Buildings for the calendar year 1995 (the "Existing Premises Expense Stop"). Additionally, as Additional Rent, Tenant shall pay an amount (per each rentable square foot in the Expansion Premises) equal to the difference between the Operating Costs per rentable square foot in the 575 Building and the actual Operating Costs for the 575 Building for the calendar year 1998 (the "Expansion Premises Expense Stop"). Landlord shall make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time (but not more than once in any calendar quarter), Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

            (2)  The term "Operating Costs" shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Building, determined in accordance with generally accepted accounting principles applicable to commercial real estate consistently applied ("GAAP"), including, but not limited to, the following costs: (A) wages and salaries (including management fees) of all employees at or below the grade of building manager engaged in the operation, maintenance, and security of the Building, including employee related taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Building; (C) costs for improvements made to the Building which, although capital in nature, are reasonably expected to reduce the normal operating costs of the Building, as well as capital improvements made in order to comply with any law hereafter promulgated by any governmental authority, as amortized over the useful economic life of such improvements and the remaining Term of this Lease; (D) cost of all utilities, except the cost of utilities reimbursable to Landlord by the Building's tenants other than pursuant to a provision similar to this Section 3.(d) or Exhibit F; (E) insurance expenses; (F) repairs, replacements, and general maintenance of the Building; and (G) service or maintenance contracts with independent contractors for the operation, maintenance, repair, replacement, or security of the Building (including, without limitation, alarm service, window cleaning, and elevator maintenance). For purposes hereof, the useful life of any capital improvement, capital repair or capital replacement shall be the useful life thereof as set forth in the manufacturer's specifications therefor or, if the manufacturer's specifications do not provide for a useful life, then the shorter of the useful life thereof determined in accordance with GAAP or 15 years.

            Operating Costs shall not include costs for (i) capital improvements made to the Building, other than capital improvements described in Section 3.(d)(2)(C) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies, and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord; (iv) depreciation; (v) leasing commissions; (vi) legal expenses for services, other than those that benefit the Building tenants generally (e.g., tax disputes); (vii) renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (viii) Taxes (defined below), and (ix) federal income taxes imposed on or measured by the income of Landlord from the operation of the Building.

            Tenant acknowledges that the 565 Building and 575 Building are part of the Complex and some of the Operating Costs for such buildings are shared with the adjacent office buildings commonly known as 585 East Swedesford Road, Wayne, Pennsylvania and 595 East Swedesford Road, Wayne, Pennsylvania (collectively, the "Other Buildings"). Any Operating Costs that are allocable to both the Buildings in which the Premises are located and the Other Buildings shall be prorated among the Buildings based upon the number of rentable square feet in the Buildings in which the Premises are located and the number of rentable square feet in the Other Buildings (such charges may include, without limitation, snowplowing charges and landscaping fees). Additionally, if any Operating Costs are reasonably allocated by Landlord between the Buildings in which the Premises are located and the Other Buildings (including management office overhead charges), such Operating Costs shall be prorated among the buildings based upon the number of square feet in the Complex.

            (3)  Tenant shall also pay its Proportionate Share of any increase in Taxes for each year and partial year falling within the Term, which shall be determined (A) with respect to the Existing Premises by multiplying the difference between (i) the Taxes for the year in question and (ii) the Taxes for the year 1995 by Tenant's Existing Premises Proportionate Share and (B) with respect to the Expansion Premises by multiplying the difference between (i) the Taxes for the year in question and (ii) the Taxes for the year 1998 by Tenant's Expansion Premises Proportionate Share. Tenant shall pay its Proportionate Share of Taxes in the same manner as provided above for Additional Rent with regard to Operating Costs. "Taxes" shall mean taxes, assessments, and governmental charges whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by other similar bodies, subsequently created or otherwise, and any other taxes and assessments attributable to the Building (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term "Taxes" for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Building. If Landlord is successful in lowering the Taxes for the Building, Landlord shall calculate Tenant's Proportionate Share of Taxes based upon the revised tax valuation of the Building.

            (4)  By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Tenant Energy Costs (defined below) for the previous year, in each case adjusted as provided in Section 3.(d)(6), and of the Taxes for the previous year (the "Operating Costs and Tax Statement"). If the Operating Costs and Tax Statement reveals that Tenant paid more for Operating Costs than the actual amount for the year for which such statement was prepared, or more than its actual share of Taxes for such year, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant paid less than Tenant's actual Proportionate Share of Additional Rent or share of Taxes due, then Tenant shall promptly pay Landlord such deficiency. If requested by Tenant in writing, the Operating Costs and Tax Statement shall be certified as being true and correct by Landlord's appropriate accounting personnel.

            (5)  As used herein, (A) Tenant's "Existing Premises Proportionate Share" shall be 32.17%, which is the percentage obtained by dividing the rentable square feet of area in the Existing Premises, which is stipulated to be 39,345 rentable square feet, by the total number of square feet of area in the 565 Building and the 575 Building, which is stipulated to be 122,292 rentable square feet and (B) Tenant's "Expansion Premises Proportionate Share" shall be 17.59%, which is the percentage obtained by dividing the rentable square feet of area in the Expansion Premises, which is stipulated to be 21,507 rentable square feet, by the total number of square feet of area in the 565 Building and the 575 Building (122,292).

            (6)  With respect to any calendar year or partial calendar year in which the Building is not occupied to the extent of 95% of the rentable area thereof, the Operating Costs and Tenant Energy Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building been occupied to the extent of 95% of the rentable area thereof.

          (e)    Tenant Inspection Right.    After giving Landlord 30-days' prior written notice thereof, Tenant may inspect or audit Landlord's records relating to Operating Costs for any periods of time within one year before the audit or inspection; however, no audit or inspection shall extend to periods of time before the Commencement Date. If Tenant fails to object to the calculation of Operating Costs on an annual Operating Costs and Tax Statement within 90 days after the statement has been delivered to Tenant, then Tenant shall have waived its right to object to the calculation of Operating Costs for the year in question and the calculation of Operating Costs set forth on such statement shall be final. Tenant's audit or inspection shall be conducted only during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection, including $100 per hour (the "Hourly Charge") of Landlord's or the building manager's employee time devoted to such inspection or audit to reimburse Landlord for its overhead costs allocable to the inspection or audit, unless the total Operating Costs charged to Tenant for the time period in question is determined to be in error by more than 5% in the aggregate, and, as a result thereof, Tenant paid to Landlord $.30 per square foot in the Premises more than the actual Operating Costs due for such time period, in which case (1) Landlord shall pay the audit cost and (2) Tenant shall not be obligated to pay the Hourly Charge. Tenant may not conduct an inspection or have an audit performed more than once during any calendar year. If such inspection or audit reveals that an error was made in the Operating Costs previously charged to Tenant, then Landlord shall refund to Tenant any overpayment of any such costs, or Tenant shall pay to Landlord any underpayment of any such costs, as the case may be, within 30 days after notification thereof. Provided Landlord's accounting for Operating Costs is consistent with the terms of this Lease, Landlord's good faith judgment regarding the proper interpretation of this Agreement and the proper accounting for Operating Costs shall be binding on Tenant in connection with any such audit or inspection. Tenant shall maintain the results of each such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection (and Tenant shall deliver the fee agreement or other similar evidence of such fee arrangement to Landlord upon request), and (C) which agrees with Landlord in writing to maintain the results of such audit or inspection confidential.

        4.    Delinquent Payment; Handling Charges.    All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of 18% per annum (the "Interest Rate") or the maximum lawful rate of interest; additionally, after Landlord has delivered to Tenant three written notices of its failure to pay Rent when due, then Landlord may, without delivering to Tenant notice of such delinquency, charge Tenant a fee equal to 5% of any future delinquent payment during the 12-month period following such third delinquency to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant's delinquency. In no event, however, shall the charges permitted under this Section 4 or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest. Tenant shall not be obligated to pay default interest at the Interest Rate upon any past due payments unless Landlord has notified Tenant of such past due amount.

        5.    Security Deposit.    Landlord acknowledges the receipt from Tenant of $37,919.79 (the "Security Deposit"), which shall be held by Landlord to secure Tenant's performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord's damages upon an Event of Default (defined in Section 16). Landlord may, from time to time and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit,

Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 30 days after the Term ends, return to Tenant the portion of the Security Deposit which was not applied to satisfy Tenant's obligations. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises and the transferee assumes Landlord's obligations under this Lease, then Landlord may assign the Security Deposit to the transferee and Landlord thereafter shall have no further liability for the return of the Security Deposit. If requested by Tenant in writing, Landlord shall invest the Security Deposit in a certificate of deposit purchased by Landlord, in its name, from a national banking association provided that income accruing on the certificate of deposit will be for the benefit of Tenant and Tenant shall pay all taxes thereon. While no Event of Default exists, all income earned on the certificate of deposit shall be paid to Tenant promptly after receipt thereof; however, while an Event of Default exists, all such income shall be paid to Landlord and held as an additional security deposit. Additionally, upon an Event of Default, Landlord may withdraw all amounts evidenced by the certificate of deposit and thereafter hold and apply such amounts pursuant to the terms of this Section 5. To the extent Tenant has any interest in the certificate of deposit, Tenant hereby grants to Landlord a security interest therein to secure Tenant's obligations under this Lease.

        6.    Landlord's Obligations.

          (a)    Services.    Landlord shall furnish to Tenant (1) water at those points of supply provided for general use of tenants of the Building or as indicated on the Working Drawings (as defined in Exhibit D hereto); (2) heated and refrigerated air conditioning as appropriate, at such temperatures and in such amounts as are standard for comparable buildings in the vicinity of the Building; (3) janitorial service to the Premises on weekdays, other than holidays, for Building-standard installations and such window washing as may from time to time be reasonably required; (4) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of operating elevators during non-business hours and holidays; and (5) electrical current during normal business hours for equipment that does not require more than 110 volts and whose electrical energy consumption does not exceed normal office usage or as indicated on the Working Drawings (as defined in Exhibit D hereto). Landlord shall maintain the common areas of the Building in reasonably good order and condition, except for damage caused by a Tenant Party. If Tenant desires any of the services specified in Section 6.(a)(2): (A) at any time other than between 7:00 a.m. and 6:00 p.m. on weekdays, or between 9:00 a.m. and 1:00 p.m. on Saturday or (B) on Sunday or holidays, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the business day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within ten days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing after-hour HVAC service to Tenant shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. Landlord's current after-normal business hours charges for HVAC is $20.00 per hour per one-half floor of the Building in question; however, Landlord and Tenant agree that such figure shall not be interpreted as the maximum amount which may be charged to Tenant for such services.

          (b)    Excess Utility Use.    Except as expressly set forth in the Working Drawings (as defined in Exhibit D hereto) approved by Landlord, Landlord shall not be required to furnish electrical current for equipment that requires more than 110 volts or other equipment whose electrical energy consumption exceeds normal office usage. If Tenant's requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Section 6.(a), Landlord shall, at Tenant's expense, make reasonable efforts to supply such service through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant's expense. If Landlord installs separate meters in the Premises after the date of this Lease and thereafter Landlord fails to continuously utilize such separate meters, within 30 days following Tenant's written notification to Landlord thereof Landlord shall reimburse Tenant's actual out-of-pocket expenses incurred by Tenant after the date of this Lease in connection with the installation of such separate electric meters. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding Building capacity unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet Tenant's excess electrical requirements shall, upon Tenant's written request, be installed by Landlord, at Tenant's cost, if, in Landlord's judgment, the same are necessary and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within ten days after Landlord has delivered to Tenant an invoice therefor.

          (c)    Restoration of Services; Abatement.    Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant's obligations hereunder. If, however, Tenant is prevented from using the Premises for more than 10 consecutive business days because of the unavailability of any such service and such unavailability was not caused by a Tenant Party, then Tenant shall, as its exclusive remedy be entitled to a reasonable abatement of Rent for each consecutive day (after such 10-day period) that Tenant is so prevented from using the Premises.

        7.    Improvements; Alterations; Repairs; Maintenance.

          (a)    Improvements; Alterations.    Improvements to the Premises shall be installed at Tenant's expense only in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord. No alterations or physical additions in or to the Premises may be made without Landlord's prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would affect the Building's structure or its HVAC, plumbing, electrical, or mechanical systems. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type on or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any such painting or installation which would affect the appearance of the exterior of the Building or of any common areas of the Building. All alterations, additions, or improvements made in or upon the Premises shall, at Landlord's option, either be removed by Tenant prior to the end of the Term (and Tenant shall repair all damage caused thereby), or shall remain on the Premises at the end of the Term without compensation to Tenant; however, Tenant shall not be required to remove any addition or improvement to the Premises if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed at the end of the Term. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord's approval of the plans and specifications therefor shall not be a representation by Landlord that such alterations, additions, or improvements comply with any Law.

          (b)    Repairs; Maintenance.    Tenant shall maintain the Premises in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Tenant shall repair or replace, subject to Landlord's direction and supervision, any damage to the Building caused by a Tenant Party. If (1) Tenant fails to commence such repairs or replacements within 15 days after the occurrence of such damage and thereafter diligently to pursue the completion thereof or (2) notwithstanding such diligence, Tenant fails to complete such repairs or replacements within 30 days after the occurrence of such damage, then Landlord may make the same at Tenant's cost. If any such damage caused by a Tenant Party occurs outside of the Premises, then Landlord may elect to repair such damage at Tenant's expense, rather than having Tenant repair such damage. The cost of all repair or replacement work performed by Landlord under this Section 7 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

          (c)    Performance of Work.    All work described in this Section 7 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Premises, the Building, or the components thereof.

          (d)    Mechanic's Liens.    Tenant shall not permit any mechanic's liens to be filed against the Premises or the Building for any work performed, materials furnished, or obligation incurred by or at the request of Tenant. If such a lien is filed, then Tenant shall, within ten days after Landlord has delivered notice of the filing thereof to Tenant, either pay the amount of the lien or diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within ten days after Landlord has invoiced Tenant therefor.

        8.    Use.    Tenant shall continuously occupy and use the Premises only for general office use (the "Permitted Use") and shall comply with all Laws relating to the use, condition, access to, and occupancy of the Premises. The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any hazardous materials or substances. If, because of a Tenant Party's acts, the rate of insurance on the Building or its contents increases, then such acts shall be an Event of Default, Tenant shall pay to Landlord the amount of such increase on demand, and acceptance of such payment shall not waive any of Landlord's other rights. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building.

        9.    Assignment and Subletting.

          (a)    Transfers; Consent.    Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, except as provided in Section 9.(d), (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, except as provided in Section 9.(d), (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 9.(a)(1) through 9.(a)(6) being a "Transfer"). If Tenant requests Landlord's consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee's creditworthiness and character. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (A) is creditworthy, (B) has a good reputation in the business community, (C) does not engage in business similar to those of other tenants in the Complex, and (D) is not another occupant of the Complex or person or entity with whom Landlord is negotiating to lease space in the Complex; otherwise, Landlord may withhold its consent in its sole discretion. Concurrently with Tenant's notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $750 to defray Landlord's expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its attorneys' fees incurred in connection with considering any request for consent to a Transfer. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord's consent to any Transfer shall not waive Landlord's rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

          (b)    Cancellation.    Landlord may, within 30 days after submission of Tenant's written request for Landlord's consent to an assignment or subletting, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then (1) this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer and (2) Landlord shall refund to Tenant (to the extent that Tenant has paid the same) the $750.00 administrative fee payable to Landlord pursuant to Section 9.(a) above. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

          (c)    Additional Compensation.    Tenant shall pay to Landlord, immediately upon receipt thereof, the excess of (1) all compensation received by Tenant for a Transfer less the costs reasonably incurred by Tenant with unaffiliated third parties in connection with such Transfer (i.e., brokerage commissions, tenant finish work, and the like) over (2) the Rent allocable to the portion of the Premises covered thereby.

          (d)    Permitted Transfers.    Notwithstanding the foregoing, Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord:

            (1)  an Affiliate of Tenant;

            (2)  any corporation in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of corporations, so long as (A) Tenant's obligations hereunder are assumed by the corporation surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created corporation is not less than the Tangible Net Worth of Tenant as of the date hereof; or

            (3)  any corporation acquiring all or substantially all of Tenant's assets if such corporation's Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. At least 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with copies of the instrument effecting any of the foregoing Transfers and documentation establishing Tenant's satisfaction of the requirements set forth above applicable to any such Transfer. The occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfers. "Tangible Net Worth" means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including, without limitation, goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee, other than a Transfer to an Affiliate of Tenant, shall be subject to Landlord's prior written consent (which Landlord may grant or deny in its sole discretion).

        10.    Insurance; Waivers; Subrogation; Indemnity.

          (a)    Insurance.    Tenant shall maintain throughout the Term the following insurance policies: (1) commercial general liability insurance in amounts of $3,000,000 per occurrence or such other amounts as Landlord may from time to time reasonably require, insuring Tenant, Landlord, Landlord's agents and their respective affiliates against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises, (2) insurance covering the full value of Tenant's property and improvements, and other property (including property of others) in the Premises, (3) contractual liability insurance sufficient to cover Tenant's indemnity obligations hereunder, (4) worker's compensation insurance, containing a waiver of subrogation endorsement acceptable to Landlord, and (5) business interruption insurance. Tenant's insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord's policy will be excess over Tenant's policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Landlord.

          (b)    Waiver of Negligence; No Subrogation.    Landlord and Tenant each waives any claim it might have against the other for any injury to or death of any person or persons or damage to or theft, destruction, loss, or loss of use of any property (a "Loss"), to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements, or business, or, in the case of Tenant's waiver, is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss; however, Landlord's waiver shall not include any deductible amounts on insurance policies carried by Landlord. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier's rights of recovery under subrogation or otherwise against the other party.

          (c)    Indemnity.    Subject to Section 10.(b), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including attorneys' fees) arising from (1) any Loss arising from any occurrence on the Premises or (2) Tenant's failure to perform its obligations under this Lease, even though caused or alleged to be caused by the negligence or fault of Landlord or its agents (other than a Loss arising from the sole or gross negligence of Landlord or its agents), and even though any such claim, cause of action, or suit is based upon or alleged to be based upon the strict liability of Landlord or its agents. This indemnity is intended to indemnify Landlord and its agents against the consequences of their own negligence when Landlord or its agents are jointly, comparatively, contributively, or concurrently negligent with Tenant. This indemnity provision shall survive termination or expiration of this Lease. If any proceeding is filed for which indemnity is required hereunder, Tenant agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

        11.    Subordination; Attornment; Notice to Landlord's Mortgagee.

          (a)    Subordination.    This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument, or any ground lease, master lease, or primary lease, that now or hereafter covers all or any part of the Premises (the mortgagee under any such mortgage or the lessor under any such lease is referred to herein as a "Landlord's Mortgagee"). Any Landlord's Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its mortgage, ground lease, or other interest in the Premises by so notifying Tenant in writing.

          (b)    Attornment.    Tenant shall attorn to any party succeeding to Landlord's interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party's request, and shall execute such agreements as are consistent with the terms hereof confirming such attornment as such party may reasonably request.

          (c)    Notice to Landlord's Mortgagee.    Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord's Mortgagee whose address has been given to Tenant, and affording such Landlord's Mortgagee a reasonable opportunity to perform Landlord's obligations hereunder.

          (d)    Landlord's Mortgagee's Protection Provisions.    If Landlord's Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord's Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord's Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord's Mortgagee's consent and written approval (where the name and address of the Landlord's Mortgagee has been provided in writing to Tenant), except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord's Mortgagee's consent pursuant to the terms of the loan documents between Landlord and Landlord's Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord's Mortgagee, and (C) Tenant has provided written notice to Landlord's Mortgagee and provided Landlord's Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord's Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord's Mortgagee to see to the application of the proceeds of any loan, and Tenant's agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

          (e)    Subordination, Non-Disturbance and Attornment Agreement.    Landlord shall use reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement from the current and any future Landlord's Mortgagee in the form of Exhibit J hereto or another form reasonably acceptable to Tenant and such Landlord's Mortgagee; however, Landlord's failure to deliver such agreement shall not constitute a default by Landlord hereunder, prohibit the mortgaging of the Building, or otherwise affect the subordination of Tenant's rights hereunder, and further provided that the out-of-pocket costs associated with obtaining such subordination, non-disturbance and attornment agreement shall be paid by Tenant within 15 days after Landlord's written request therefor.

        12.    Rules and Regulations.    Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building and will not unreasonably interfere with Tenant's use of the Premises. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

        13.    Condemnation.

          (a)    Total Taking.    If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a "Taking"), this Lease shall terminate as of the date of the Taking.

          (b)    Partial Taking—Tenant's Rights.    If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than 180 days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

          (c)    Partial Taking—Landlord's Rights.    If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to a Landlord's Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 13.(b).

          (d)    Award.    If any Taking occurs, then Landlord shall receive the entire award or other compensation for the land on which the Building is situated, the Building, and other improvements taken, and Tenant may separately pursue a claim (to the extent it will not reduce Landlord's award) against the condemnor for the value of Tenant's personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

        14.    Fire or Other Casualty.

          (a)    Repair Estimate.    If the Premises or the Building are damaged by fire or other casualty (a "Casualty"), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the "Damage Notice") of the time needed to repair the damage caused by such Casualty, which shall contain, to the extent then known by Landlord, whether insurance proceeds will be available to Landlord and sufficient to restore the Building under the requirement set forth in Section 14.(d) below.

          (b)    Landlord's and Tenant's Rights.    If a material portion of the Premises or the Building is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within 240 days after the Casualty, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant. If Tenant does not so timely terminate this Lease, then (subject to Section 14.(c)) Landlord shall repair the Building or the Premises, as the case may be, as provided below, and Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless a Tenant Party intentionally caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

          (c)    Landlord's Rights.    If a Casualty damages a material portion of the Building, and Landlord makes a good faith determination that restoring the Premises would be uneconomical, or if Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord's Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant, and Basic Rent and Additional Rent shall be abated as of the date of the Casualty.

          (d)    Repair Obligation.    If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Building and the Premises and shall proceed with reasonable diligence to restore the Building and Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Tenant or other occupants in the Building or the Premises, and Landlord's obligation to repair or restore the Building or Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question.

          (e)    Tenant's Termination Option.    If Landlord does not complete the restoration of the Premises within 330 days after the date of the Casualty, as the same may be extended by force majeure or delays caused by a Tenant Party, Tenant may terminate this Lease by delivering written notice to Landlord and Landlord's Mortgagee within ten days following the expiration of such 330-day period (as the same may be extended as set forth above) and prior to the date upon which Landlord substantially completes such restoration. Such termination shall be effective as of the date specified in Tenant's termination notice (but not earlier than 60 days nor later than 90 days after the date of such notice) as if such date were the date fixed for the expiration of the Term. If Tenant fails to timely give such termination notice, Tenant shall be deemed to have waived its rights to terminate this Lease, time being of the essence with respect thereto. Notwithstanding the foregoing, if upon the receipt of Tenant's written election to terminate this Lease as provided in this Section 14.(e), Landlord reasonably believes it can complete the restoration of the Premises within 60 days following the receipt of such notice, Landlord may, in its sole discretion, elect to proceed with such restoration and, provided Landlord substantially completes such restoration within such 60-day period, Tenant's election to terminate shall be null and void.

        15.    Personal Property Taxes.    Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, upon demand, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with law and if the non-payment thereof does not pose a threat of loss or seizure of the Building or interest of Landlord therein or impose any fee or penalty against Landlord.

        16.    Events of Default.    Each of the following occurrences shall be an "Event of Default":

          (a)  Tenant's failure to pay Rent within five days after Landlord has delivered notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Landlord has given Tenant written notice under this Section 16.(a) on more than one occasion during the twelve (12) month interval preceding such failure by Tenant;

          (b)  Tenant (1) abandons or vacates the Premises or any substantial portion thereof without giving Landlord at least 30 days advance written notice or (2) fails to comply with the Permitted Use set forth herein;

          (c)  Tenant fails to provide any estoppel certificate within the time period required under Section 24.(e) and such failure shall continue for 10 days after written notice thereof from Landlord to Tenant;

          (d)  Tenant's failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof; however, if such failure cannot be cured within such 30-day period and Tenant commences to cure such failure within such 30-day period and thereafter diligently pursues such cure to completion, then such failure shall not be an Event of Default unless it is not fully cured within an additional 90 days after the expiration of the 30-day period; and

          (e)  The filing of a petition by or against Tenant (the term "Tenant" shall include, for the purpose of this Section 16.(e), any guarantor of Tenant's obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant's property or for Tenant's interest in this Lease; or (4) for the reorganization or modification of Tenant's capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

        17.    Remedies.    Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any of the following actions:

          (a)  Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 18.(a), and (3) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder;

          (b)  Terminate Tenant's right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 18.(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord in its reasonable but sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building. Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant's obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord's waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 17.(b). If Landlord elects to proceed under this Section 17.(b), it may at any time elect to terminate this Lease under Section 17.(a); or

          (c)  Tenant agrees that this Lease sets forth all notices that Landlord may be required to give in connection with the exercise of remedies and waives any and all further notices of default, termination, to quit or otherwise that may be required under any present or future laws.

        18.    Payment by Tenant; Non-Waiver; Confession for Possession.

          (a)    Payment by Tenant.    Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys' fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant's or any other occupant's property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant's obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of Pennsylvania shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties' rights and obligations under this Lease.

          (b)    No Waiver.    Landlord's acceptance of Rent following an Event of Default shall not waive Landlord's rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord's rights regarding any future violation of such term. Landlord's acceptance of any partial payment of Rent shall not waive Landlord's rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord's acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

        19.    Landlord's Lien.    In addition to any applicable statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods (including equipment and inventory), fixtures, and other personal property of Tenant situated on the Premises, and all proceeds thereof (the "Collateral"), and the Collateral shall not be removed from the Premises without the prior written consent of Landlord (other than in Tenant's ordinary course of business) until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded to a secured party under the Pennsylvania Uniform Commercial Code (the "UCC"). To the extent the UCC requires Landlord to give to Tenant notice of any act or event and such notice cannot be validly waived before a default occurs, then five-days' prior written notice thereof shall be reasonable notice of the act or event. If Tenant fails to execute such financing statement(s) within 15 days following Landlord's written request therefor, Landlord may execute such financing statement(s) as Tenant's attorney-in-fact. In furtherance of the foregoing, Tenant grants to Landlord a power of attorney to execute and file any financing statement or other instrument necessary to perfect Landlord's security interest under this Section 19, which power is coupled with an interest and is irrevocable during the Term. Landlord may also file a copy of this Lease as a financing statement to perfect its security interest in the Collateral. Landlord hereby subordinates its statutory lien, as well as the security interest granted to it under this Section 19, to all "purchase money security interests" (as such term is defined in the UCC) in the Collateral as well as to any bank, insurance company or other third party financial institution providing a secured line of credit to Tenant, and Landlord shall, at Tenant's expense, execute such documentation (on Landlord's forms) to evidence such subordination as the owner of any such purchase money security interest or credit provider, as applicable, may reasonably request. Following the expiration of the Term and provided that Tenant has performed all of its obligations hereunder, Landlord shall, within 15 days following Tenant's written request and at Tenant's expense, execute a UCC-3 termination statement evidencing the termination of the lien granted to Landlord under this Section 19. If Landlord fails to execute such termination statement(s) within 15 days following Tenant's written request therefor, Tenant may execute such termination statement(s) as Landlord's attorney-in-fact. In furtherance of the foregoing, Landlord grants to Tenant a power of attorney to execute and file such termination statement(s) necessary to terminate Landlord's security interests on the terms and conditions of this Section 19, which power is coupled with an interest and is irrevocable during the Term.

        20.    Surrender of Premises.    No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Substances (defined below) placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 13 and 14 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises by Tenant, and shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, and furniture as Landlord may request. Tenant shall repair all damage caused by such removal. All items not so removed shall be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section 20 shall survive the end of the Term.

        21.    Holding Over.    If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at will and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, Tenant shall pay, in addition to the other Rent (excluding Basic Rent), a daily Basic Rent equal to the greater of (a) 150% of the daily Basic Rent payable during the last month of the Term, or (b) 125% of the prevailing rental rate in the Building for similar space. The provisions of this Section 21 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

        22.    Certain Rights Reserved by Landlord.    Provided that the exercise of such rights does not unreasonably interfere with Tenant's occupancy of the Premises, Landlord shall have the following rights:

          (a)  To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Building, or any part thereof; to enter upon the Premises and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

          (b)  To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulations as Landlord may prescribe from time to time; and

          (c)  After giving Tenant reasonable notice thereof (which notice may be verbal), to enter the Premises at reasonable hours to show the Premises to prospective purchasers, lenders, or, during the last 12 months of the Term, tenants.

        23.    Substitution Space.    [Intentionally Deleted].

        24.    Miscellaneous.

          (a)    Landlord Transfer.    Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder, provided that the assignee assumes Landlord's obligations hereunder in writing.

          (b)    Landlord's Liability.    The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to Tenant's actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord shall not be personally liable for any deficiency. This Section shall not limit any remedies which Tenant may have for Landlord's defaults which do not involve the personal liability of Landlord.

          (c)    Force Majeure.    Other than for Tenant's obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

          (d)    Brokerage.    Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than Trammell Crow NE, Inc. and Belcher-Pregmon Commercial Real Estate Company, whose commissions shall be paid by Landlord. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

          (e)    Estoppel Certificates.    From time to time, Tenant shall furnish to any party designated by Landlord, within ten days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as are consistent with the terms hereof as Landlord may reasonably request. The form of the initial certificate to be signed by Tenant is attached hereto as Exhibit I.

          (f)    Notices.    All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified next to their signature block, (2) hand delivered to the intended address, or (3) sent by prepaid telegram, cable, facsimile transmission, or telex followed by a confirmatory letter. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

          (g)    Separability.    If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

          (h)    Amendments; and Binding Effect.    This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord's Mortgagee, no third party shall be deemed a third party beneficiary hereof.

          (i)    Quiet Enjoyment.    Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

          (j)    No Merger.    There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

          (k)    No Offer.    The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

          (l)    Entire Agreement.    This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

          (m)    Waiver of Jury Trial.    To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

          (n)    Governing Law.    This Lease shall be governed by and construed in accordance with the laws of the State in which the Premises are located.

          (o)    Joint and Several Liability.    If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

          (p)    Financial Reports.    Within 15 days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. If Tenant ever ceases to be a publicly traded company, Tenant will discuss its financial statements with Landlord and, following an Event of Default, will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Landlord's lenders or prospective purchasers of the Building, (2) in litigation between Landlord and Tenant, and (3) if required by court order. Tenant shall not be obligated to deliver the financial statements required under this Section 24.(p) more than once in any 12-month period unless requested by Landlord's Mortgagee or a prospective purchaser or mortgagee of the Building.

          (q)    Landlord's Fees.    Whenever Tenant requests Landlord to take any action or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord's reasonable out-of-pocket costs paid or payable to third parties incurred in reviewing the proposed action or consent, including without limitation reasonable attorneys', engineers' or architects' fees, within 10 days after Landlord's delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

          (r)    Telecommunications.    Tenant and its telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies shall have no right of access to and within the Building, for the installation and operation of telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location without Landlord's prior written consent.

          (s)    General Definitions.    The following terms shall have the following meanings: "Laws" means all federal, state, and local laws, rules and regulations, all court orders, all governmental directives and governmental orders, and all restrictive covenants affecting the Property, and "Law" means any of the foregoing; "Affiliate" means any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; "Tenant Party" shall include Tenant, any assignees claiming by, through, or under Tenant, any subtenants claiming by, through, or under Tenant, and any agents, contractors, employees, invitees of the foregoing parties; and "including" means including, without limitation.

          (t)    Confidentiality.    Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord's benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord's prior written consent. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure.

          (u)    List of Exhibits.    All exhibits and attachments attached hereto are incorporated herein by this reference.

    Exhibit A—Outline of Premises
    Exhibit B—Legal Description of Building
    Exhibit C—Building Rules and Regulations
    Exhibit D—Tenant Finish-Work: Allowance
    Exhibit E—Right of First Offer
    Exhibit F—Tenant Energy Costs
    Exhibit G—Confession of Judgment
    Exhibit H—Cleaning Specifications
    Exhibit I—Form of Initial Tenant Estoppel Certificate
    Exhibit J—Form of Subordination, Non-Disturbance and Attornment Agreement
    Exhibit K—Renewal Option

          (v)    Right to Separate Lease.    Landlord may, in its sole and absolute discretion, from time to time separate this Lease into two or more Leases on the same terms and conditions as this Lease except for any necessary reductions in the number of rentable square feet leased by Tenant in each respective Lease and the number of rentable square feet of the Building to which such lease relates.

        25.    Other Provisions.

          (a)    Signage.    Subject to Landlord's prior approval of the location, design, size, color, material composition, and plans and specifications therefor, Tenant may, at its sole risk and expense, construct either (1) a parapet sign located on the top of the 575 Building on the side facing U.S. Route 202 and Swedesford Road with up to ten (10) backlit or internally illuminated letters no larger than 18" tall or (2) a monument sign at the main entrance to the 575 Building (the "Sign").

          If Landlord grants its approval, Tenant shall erect the Sign in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all laws, regulations, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located and has received all requisite approvals thereunder (the "Sign Requirements"), and in a manner so as not to unreasonably interfere with the use of the Building grounds while such construction is taking place; thereafter, Tenant shall maintain the Sign in a good, clean, and safe condition in accordance with the Sign Requirements. After the end of the Term or after Tenant's right to possess the Premises has been terminated, Landlord (A) may require that Tenant remove all or any portion of the Sign by delivering to Tenant written notice thereof within 30 days after the end of the Term or (B) may use the Sign, in which case the Sign shall become the property of Landlord without compensation to Tenant. If Landlord so requests, Tenant shall remove the Sign, repair all damage caused thereby, and restore the Building and/or grounds on which the Sign was located to their condition before the installation of the Sign within ten days after Landlord's request therefor. If Tenant fails to timely do so, Landlord may, without compensation to Tenant, (i) use the Sign or (ii) at Tenant's expense, remove the Sign, perform the related restoration and repair work and dispose of the Sign in any manner Landlord deems appropriate. Tenant shall defend, indemnify, and hold harmless Landlord from all losses, claims, costs and liabilities arising in connection with or relating to the construction, installation, maintenance, use, or removal of the Sign, including those arising from Landlord's negligence. The rights granted to Tenant under this Section 25.(a) may not be assigned to any party and may, in Landlord's sole and absolute discretion, be revoked in whole or in part if Tenant ceases to occupy the entire second and third floors of the 575 Building.

          (b)    Existing Lease.    Tenant is currently occupying the Existing Premises pursuant to the terms of the Lease Agreement dated as of March 31, 1995 (as amended to date, the "Existing Lease") between Landlord and Tenant. Tenant acknowledges and agrees that upon execution of this Lease by both Landlord and Tenant, the Existing Lease shall terminate with respect to the Existing Premises and this Lease shall supersede and replace the Existing Premises and any rights Tenant may have thereunder. Notwithstanding the foregoing, neither Landlord nor Tenant shall be released from (1) the indemnity, hold harmless or defense obligations contained in the Existing Lease with respect to losses arising from events occurring prior to the date hereof, (2) any obligation to reconcile any overpayment or underpayment by Tenant of pass-through expenses payable with respect to calendar year 1997 and 1998 following the reconciliation of actual pass-through expenses for calendar year 1997 and 1998 pursuant to Section 9 of the Existing Lease, or (3) any unperformed obligation of Tenant under the Existing Lease.

          (c)    Security System.    Tenant may, at its sole cost and expense, install an electronic card key system within the Premises. Tenant shall furnish Landlord with a copy of all key codes or access cards and Tenant shall ensure that Landlord shall have access to the Premises at all times. Additionally, Tenant shall ensure that such system shall comply with all Laws, including all fire safety laws, and in no event shall Landlord be liable for, and Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from any claims, demands, liabilities, causes of action, suits, judgments, damages and expenses arising from, such system or the malfunctioning thereof. Section 7 of this Lease shall govern the installation, maintenance and Landlord's removal rights with respect to such security system.

          (d)    Termination of Existing Tenant's Lease.    The effectiveness of this Lease is expressly contingent upon the full execution of a lease termination agreement between Landlord and the existing tenant of the Expansion Premises.

        26.    Hazardous Substances Provisions.

          (a)    Hazardous Substances.    Neither Tenant nor any Tenant Party shall cause or permit any Hazardous Substance to be used, stored, generated, or disposed of on, in or about the Property by Tenant or any Tenant Party without first obtaining Landlord's written consent. If Hazardous Substances are used, stored, generated, or disposed of on, in or about the Property by Tenant or any Tenant Party or if the Premises becomes contaminated in any manner through the fault or omissions of any Tenant Party, Tenant shall indemnify, defend and hold harmless the Landlord (and its agents and employees) for any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, a decrease in value of the Premises or the Land or Building of which they are a part, damages caused by loss or restriction of rentable or usable space, or any damages cause by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorney's fees, consultant, and expert fees) arising during or after the Term and arising as a result of any use, storage, generation or disposal of any Hazardous Substance or any such contamination by Tenant or any Tenant Party. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal, or restoration mandated by a federal, state, or local agency or political subdivision. If Tenant or any Tenant Party causes or permits the present of any Hazardous Substance on the Property that results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Property to the condition existing prior to the presence of any such Hazardous Substance on the Property. Tenant shall first obtain Landlord's approval for any such remedial action. As used herein, "Hazardous Substance" means any substance that is toxic, ignitable, reactive, or corrosive regardless whether same is regulated by any local government, the State of New Jersey, or the United States Government, other than normal cleaning materials customarily used in cleaning office buildings so long as such materials are stored and used in compliance with all Laws. "Hazardous Substance" includes, but is not limited to any toxic or hazardous substance and any and all material or substances that are defined as "hazardous waste," "extremely hazardous waste", or a "hazardous substance" pursuant to state, federal, or local governmental law including but not limited to the Spill and Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. "Hazardous Substance" includes but is not restricted to asbestos, polycholorbiphenyls ("PCBs"), petroleum and petroleum products. Tenant may use toners in copying operations and ammonium in blue printing, provided such use and the storage and disposal of same are in compliance with Law.

          (b)    State and Federal Obligations.    Tenant shall, at Tenant's sole cost and expense, comply with state or local Laws and the regulations promulgated thereunder if applicable to the occupancy of the Premises by Tenant pursuant to this Lease or otherwise. Tenant will not engage in any activity which would subject the Tenant to the provisions of the Federal Comprehensive Environmental Response, Liability and Clean-Up Act, 42 U.S.C.A. Section 9601 et seq, the Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901 et seq, the Toxic Substances Control Act, 7 U.S.C.A. Section 136 et seq, the Occupations Safety and Health Act of 1970, 29 U.S.C.A. Section 651 et seq, the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C.A. Section 11001 et seq, the Safe Drinking Water Act 42 U.S.C.A. Section 300f et seq, the Hazardous and Solid Waste Amendments of 1984, P.I. 86-616, the Hazardous Materials Transportation Act, 49 U.S.C.A. Section 1801 et seq, the Federal Clean Air Act, 42 U.S.C.A. Section 7401 et seq, the Federal Water Pollution Control Act, 33 U.S.C.A. Section 1151 et seq, the

  Clean Water Act of 1977, 33 U.S.C.A., 1251 et seq, or any other federal, state or local environmental law, regulation, or ordinance.

          (c)    Indemnity.    Tenant shall indemnify, defend and save harmless Landlord from and against all fines, suits, procedures, claims, actions, damages, liabilities, judgments, costs and expenses (including, without limitation reasonable attorneys' fees) of any kind arising out of or in any way connected with Tenant's any other Tenant Party whose actions or omissions or failure to maintain the Premises results in any spills or discharges of Hazardous Substances, hazardous wastes or pollutants at or within the Premises, the Building, or the property which occur during the term of this Lease; and from all fines, suites, procedures, claims, actions, damages, liabilities, judgements, costs and expense (including but not limited to reasonable attorney's fees) of any kind arising out of Tenant's failure to provide all information, make all submissions, and take all actions necessary to comply with all of the provisions of all applicable federal, state, and local environmental laws, regulations, rules, and ordinances, whether or not specifically described in this Section 26 Tenant's obligations and liabilities under this Section 26 shall continue after expiration of the term of this Lease, including any extensions thereof for so long as Landlord remains liable or responsible for any spills or discharges of Hazardous Substances or wastes or other pollutants at the Premises or the Building of the property which occur during the term of this Lease.

          LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED COMMERCIAL PURPOSE, AND TENANT'S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED. NOTHING IN THIS PARAGRAPH SHALL BE CONSTRUED TO DIMINISH THE OBLIGATIONS OF LANDLORD THAT ARE EXPRESSLY SET FORTH ELSEWHERE IN THIS LEASE.

        Dated as of the date first above written.

TENANT:
INTEGRATED SYSTEMS CONSULTING GROUP, INC., a Pennsylvania corporation
By:
Name:
Title:
Address:	Integrated Systems Consulting Group, Inc. 575 E. Swedesford Road Wayne, Pennsylvania 19087
Attention:	David Gathman
Telephone:	610-989-7000
Telecopy:	610-989-7100
LANDLORD:
WHTR REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership
By:	WHTR Investors, Inc., a Delaware corporation, General Partner
By:
Name:
Title:
Address:	c/o Trammell Crow NE, Inc. 575 East Swedesford Road, Suite 150 Wayne, Pennsylvania 19087
Attention:	Property Manager
Telephone:	610-989-0900
Telecopy:	610-989-0278
With a copy to:
c/o Archon Group, L.P. 600 East Las Colinas Boulevard Suite 1900 Irving, Texas 75039
Attention:	Asset Manager
Telecopy:	972-831-2507

EXHIBIT A

[OUTLINE OF PREMISES]

A-1

EXHIBIT B

[LEGAL DESCRIPTION OF 565 BUILDING AND THE 575 BUILDING]

Bay Colony Executive Park

        ALL THAT CERTAIN tract or parcel of ground, SITUATE in Tredyffrin Township, Chester County, Pennsylvania, bounded and described according to a Record Plan of Bay Colony Business Center made by Environmental Design Corporation dated December 7, 1983 and recorded in the Subdivision Index at the Recorder of Deeds Office, Chester County, Pennsylvania on April 19, 1984 as Plan No. 4859, as follows, to wit:

        BEGINNING at a point on the Northwesterly side of Swedesford Road (L.R. 143) which beginning point is measured the four following courses and distances along the said side of Swedesford Road from a point on the title line in the bed of Old Eagle School Road (T 432) (1) South 56 degrees 02 minutes 48 seconds West 16.5 feet to a point of curve; (2) along the arc of a circle curving to the right having a radius of 26 feet, the arc distance of 45.48 feet to a point of reverse curve; (3) along the arc of a circle curving to the left having a radius of 2904.93 feet, the arc distance of 31.48 feet to a point and (4) South 65 degrees 40 minutes 00 seconds West 1150.44 feet to the said beginning point; thence along the said side of Swedesford Road South 65 degrees 40 minutes 00 seconds West 614.17 feet to a point, a corner of Lot #2 on said plan; thence along the said lot 2 North 33 degrees 57 minutes 12 seconds East crossing a stream and crossing a sanitary sewer right of way 580.64 feet to a point in line of land now or late of Malard Associates; thence along the said side land now or late of Malard Associates the two following courses and distances; (1) North 66 degrees 54 minutes 15 seconds East 227.85 feet to an iron pin and (2) North 24 degrees 29 minutes 50 seconds West crossing the said sanitary sewer right of way 212.45 feet to a point, a corner of lot 3 on the said plan; thence along the said lot 3 the two following courses and distances; (1) North 65 degrees 40 minutes 00 seconds East crossing the said sanitary sewer right of way 484.01 feet to a point and (2) South 24 degrees 20 minutes 00 seconds East crossing the said stream of water 780.00 feet to the first mentioned point and place of beginning.

        BEING Lot 1 on the said plan.

        CONTAINING 11.000 acres of land, more or less.

        BEING part of Chester County Tax Parcel 43-6E-95 and part of Chester County Tax Parcel 43-6E-97.

        BEING part of the same premises which B. Nathaniel Richter and Irene Richter, his wife by Deed dated July 15, 1974 and recorded in Chester County in Deed Book V-43 Page 102 conveyed unto B. Nathaniel Richter and Irene Richter, his wife.

        AND the said B. Nathaniel Richter died on November 25, 1974.

        AND BEING part of the same premises which Irene Richter, widow by Deed dated December 13, 1976 and recorded in Chester County in Deed Book F 50 Page 245 conveyed unto Alfred S. Miller (as to a 1/8 interest).

B-1

EXHIBIT C

BUILDING RULES AND REGULATIONS

        The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

        1.    Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

        2.    Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

        3.    No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

        4.    Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

        5.    Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

        6.    Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

        7.    Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

        8.    Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

        9.    Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

        10.  To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

C-1

        11.  Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

        12.  No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

        13.  Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

        14.  No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, which permission will not be unreasonably withheld or delayed.

        15.  Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like; however, Tenant shall not be obligated to use union tradesmen in connection with any tenant finish work or any deliveries to and from the Building.

        16.  All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

        17.  With respect to work on the Premises being performed by Tenant with the approval of Landlord, Tenant will refer all contractors, contractors representatives and installation technicians rendering any service to them to Landlord for Landlord's written approval before the performance of any contractual services. The provision shall apply to work performed to the Premises including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, doors, entrance ways, and any woodwork, trim windows, ceilings, equipment and any other physical portion of the Building.

        18.  Tenant shall not use, generate, manufacture, store or dispose of on or about the Premises or transport to or from the Premises any flammable explosive, radioactive materials, hazardous wastes, toxic substances or related materials (a) in any manner which fails to comply in all material respects with all applicable federal, state and local laws, ordinances and regulations, whether now existing or hereafter enacted, and (b) without notifying Landlord in writing prior to any such use, generation, manufacture, storage, disposal or transportation of the specific details thereof. In addition, Tenant shall, upon demand by Landlord, notify Landlord of all materials and substances used, generated, manufactured, stored, disposed of in, or transported to or from, the Premises.

        19.  Tenant, its employees, invitees and guests shall have the non-exclusive right, in common with others entitled thereto, to utilize Tenant's Proportionate Share of the parking spaces (exclusive of any parking spaces which are reserved for visitors or handicapped parking or which are otherwise set aside or reserved by Landlord) located on the 565 Building and the 575 Building site from time to time. Tenant shall not use more than its Proportionate Share of the available parking spaces. For purposes of this paragraph, "Proportionate Share" shall mean the fraction, the numerator of which the number of rentable square feet in the Premises and the denominator of which is the total number of rentable square feet from time to time in the 565 Building and the 575 Building. Landlord reserves the right to initiate steps to control the parking utilization through gates, access cards, hang-tags or other means as appropriate. Surface parking spaces will be available without charge during the initial Term on a first come, first serve basis.

C-2

EXHIBIT D

TENANT FINISH-WORK: ALLOWANCE

1.
Except as set forth in this Exhibit, Tenant accepts the Premises in their "AS-IS" condition on the date that this Lease is entered into.

2.
On or before August 1, 1998, Tenant shall provide to Landlord for its approval final working drawings, prepared by an architect that has been approved by Landlord (which approval shall not unreasonably be withheld), of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable governmental laws, codes, rules, and regulations. If Tenant fails to timely deliver such drawings, then each day after August 1, 1998, that such drawings are not delivered to Landlord shall be a Tenant Delay Day (defined below). Further, if any of Tenant's proposed construction work will affect the Building's heating, ventilation and air conditioning, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto must be approved by the Building's engineer of record, whom Tenant shall at its cost engage for such purpose. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (c) the improvements depicted thereon conform to the rules and regulations promulgated from time to time by Landlord for the construction of tenant improvements (a copy of which has been delivered to Tenant). As used herein, "Working Drawings" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Landlord's approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law, or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan (e.g., sepia) of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in accordance with the Working Drawings.

3.
The Work shall be performed only by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner free of defects, shall conform strictly with the Working Drawings, and shall be performed in such a manner and at such times as and not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work (e.g., elevators, excess electricity, etc.).

4.
If a delay in the performance of the Work occurs (a) because of any change by Tenant to the Space Plans or the Working Drawings, (b) because of any specification by Tenant of materials or installations in addition to or other than Landlord's standard finish-out materials, or (c) if Tenant

D-1

  or Tenant's agents otherwise delays completion of the Work, then, notwithstanding any provision to the contrary in this Lease, Tenant's obligation to pay Rent hereunder with respect to the affected portion of the Expansion Premises shall commence on the scheduled First Expansion Area Commencement Date or the Second Expansion Area Commencement Date, as applicable (each day of delay caused by any such event shall be a "Tenant Delay Day").

5.
Tenant's obligations under the Lease, including Tenant's obligation with respect to Basic Rent and Tenant's share of Operating Costs and Taxes, shall continue in full force and effect with respect to the Existing Premises while the Work is being completed. Tenant hereby acknowledges that the performance of the Work may occur during normal business hours while Tenant is in occupancy of the Existing Premises and that no interference to Tenant's business operations in the Existing Premises shall entitle Tenant to any abatement of Rent.

6.
The entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the "Total Construction Costs") in excess of the Construction Allowance (hereinafter defined) shall be paid by Tenant. Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly (a) execute a work order agreement prepared by Landlord which identifies such drawings and itemizes the Total Construction Costs and sets forth the Construction Allowance, and (b) pay to Landlord 50% of the amount by which Total Construction Costs exceed the Construction Allowance. Upon substantial completion of the Work, Tenant shall pay to Landlord an amount equal to the Total Construction Costs (as adjusted for any approved changes to the Work), less (1) the amount of the advance payment already made by Tenant, and (2) the amount of the Construction Allowance.

7.
Landlord shall provide to Tenant the following construction allowances (collectively, the "Construction Allowance"):

          (a)  Landlord shall provide to Tenant a construction allowance with respect to the Existing Premises equal to the lesser of (1) $196,725.00 (equal to $5.00 per rentable square foot in the Existing Premises) or (2) the Total Construction Costs incurred in connection with the Existing Premises, as adjusted for any approved changes to the Work relating to the Existing Premises; and

          (b)  Landlord shall provide to Tenant a construction allowance with respect to the Expansion Premises equal to the lesser of (1) $322,605.00 (equal to $15.00 per rentable square foot in the Expansion Premises) or (2) the Total Construction Costs incurred in connection with the Expansion Premises, as adjusted for any approved changes to the Work relating to the Expansion Premises.

  Tenant may use up to $7,500.00 of the Construction Allowance in connection with the installation of its Sign as permitted by Section 25.(a) of the Lease. Additionally, Tenant may reallocate any portion of the Construction Allowance from the Existing Premises to the Expansion Premises or vice versa. Notwithstanding the foregoing, if Tenant or its agent is managing the performance of the Work, then Tenant shall not become entitled to full credit for the Construction Allowance until the Work has been substantially completed and Tenant has caused to be delivered to Landlord (A) all invoices from contractors, subcontractors, and suppliers evidencing the cost of performing the Work, together with lien waivers from such parties, and a consent of the surety to the finished Work (if applicable) and (B) a certificate of occupancy from the appropriate governmental authority, if applicable to the Work, or evidence of governmental inspection and approval of the Work.

8.
Landlord or its affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building, and the Building's systems. In consideration for Landlord's construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to five percent of the Total Construction Costs.

D-2

EXHIBIT E
RIGHT OF FIRST OFFER

        Subject to then-existing renewal or expansion options of other tenants, and provided no Event of Default then exists, Landlord shall first offer to lease to Tenant the remaining space located in the 565 Building and the 575 Building (the "Offer Space") in an "AS-IS" condition before leasing such space to any party (other than the then-current tenant therein); such offer shall be in writing and specify the lease terms for the Offer Space, including the rent to be paid for the Offer Space (which terms shall take into consideration the fact that the space will be leased to Tenant in an "AS-IS" condition with no construction allowance and shall be on terms not less favorable than those terms which Landlord would offer a third party) and the date on which the Offer Space shall be included in the Premises (the "Offer Notice"). Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Offer Space on the terms set forth in the Offer Notice, within ten (10) days after Landlord delivers to Tenant the Offer Notice. If Tenant timely elects to lease the Offer Space, then Landlord and Tenant shall execute an amendment to this Lease, effective as of the date the Offer Space is to be included in the Premises, on the terms set forth in the Offer Notice and, to the extent not inconsistent with the Offer Notice terms, the terms of this Lease; however, Tenant shall accept the Offer Space in an "AS-IS" condition and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements except as specifically provided in the Offer Notice. Notwithstanding the foregoing, (a) if prior to Landlord's delivery to Tenant of the Offer Notice, Landlord has received an offer in writing to lease all or part of the Offer Space from a third party (a "Third Party Offer") and such Third Party Offer includes space in excess of the Offer Space, Tenant must exercise its rights hereunder, if at all, as to all of the space contained in the Third Party Offer and (b) notwithstanding anything to the contrary contained in this Exhibit, in no event shall the per rentable square foot Basic Rent to be paid for such space be less than the amount of Basic Rent payable per rentable square foot with respect to the Expansion Premises (subject to the increases as provided in Section 3.(a) of this Lease).

        If Tenant fails or is unable to timely exercise its right hereunder (it being expressly understood that Tenant's rights under this Exhibit shall be a one-time right only), then such right shall lapse, time being of the essence with respect to the exercise thereof, and Landlord may lease all or a portion of the Offer Space to third parties on such terms as Landlord may elect. Tenant may not exercise its rights under this Exhibit if an Event of Default exists or Tenant is not then occupying the entire Premises. For purposes hereof, if an Offer Notice is delivered for less than all of the Offer Space but such notice provides for an expansion, right of first refusal, or other preferential right to lease some of the remaining portion of the Offer Space, then such remaining portion of the Offer Space shall thereafter be excluded from the provisions of this Exhibit.

        Tenant's rights under this Exhibit shall terminate if (1) this Lease or Tenant's right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease or sublets more than 10,000 rentable square feet in the Premises other than to a Permitted Transferee or (3) less than three full calendar years remain in the initial Term of this Lease.

E-1

EXHIBIT F

TENANT ENERGY COSTS

        The term "Tenant Energy Costs" shall mean the sum of the costs to Landlord of furnishing to the respective areas of each Building electric energy (including taxes or fuel adjustment or transfer charges and other like charges regularly passed on to the consumer by the public utility furnishing electric energy to the Building).

        For and with respect to each calendar year of the Term (and any renewals or extensions thereof) including, without limitation, the first calendar year during which the Term of this Lease shall have commenced, there shall accrue, as additional rent under this Lease, Tenant's share of the Tenant Energy Costs incurred by Landlord with respect to the Building in such calendar year, including the cost to Landlord of supplying such quantity of electric energy as is (a) consumed by Tenant in the Premises, including such electric energy as is consumed by Tenant in connection with the operation of the heating, ventilating and air conditioning systems serving the Premises, and (b) Tenant's Proportionate Share of Landlord's costs in such calendar year of supplying electric energy to the common areas of the Building.

        Landlord shall make a good faith estimate of the Tenant Energy Costs to be due from Tenant during each calendar year or part thereof during the Term, and Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Tenant Energy Costs to be due from Tenant for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Tenant Energy Costs to be due from Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter the monthly installments paid by Tenant on account of Tenant Energy Costs shall be appropriately adjusted so that by the end of the calendar year Tenant shall have paid its entire share of Tenant Energy Costs for such year as estimated by Landlord. The amount of Tenant Energy Costs paid by Tenant on an estimated basis shall be subject to adjustment to reflect the actual Tenant Energy Costs due from Tenant at the same time Tenant's payments on account of Operating Costs are adjusted. The method and timing (but not more frequently than monthly) of billing Tenant Energy Costs may be revised from time to time by Landlord, using generally accepted accounting principles applicable to commercial real estate, it being understood that it is not intended that Landlord derive any profit from the supplying of electric energy or other utility service. If Landlord at any time determines that Tenant's consumption of electricity exceeds normal office usage, Landlord shall have the right to determine and charge Tenant for the additional cost of such additional consumption as provided in Section 6(b) of this Lease, including but not limited to the installation of a separate meter in the Premises at Tenant's sole cost and expense.

F-1

EXHIBIT G

CONFESSION OF JUDGMENT

        LANDLORD SHALL HAVE THE FOLLOWING RIGHTS TO CONFESS JUDGMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH TENANT, FOR POSSESSION OF THE PREMISES:

        1.    When this Lease shall be terminated by reason of a default by Tenant or any other reason whatsoever, either during the initial Term of this Lease or any renewal or extension thereof, and also when the term hereby created on any extension thereof shall have expired, it shall be lawful for any attorney as attorney for Tenant to confess judgment in ejectment in any competent court against Tenant and all persons claiming under Tenant for the recovery by Landlord of possession of the Premises, for which this Lease shall be Landlord's sufficient warrant. Upon such confession of judgment for possession, if Landlord so desires, a writ of execution or of possession may issue forthwith, without any prior writ or proceedings whatsoever. If for any reason after such action shall have been commenced, the same shall be determined and the possession of the Premises shall remain in or be restored to Tenant, then Landlord shall have the right upon any subsequent or continuing default or defaults, or after expiration of the Lease, or upon the termination of this Lease as set forth above, to confess judgment in ejectment against Tenant as set forth above to recover possession of the Premises.

        2.    In any action in ejectment, Landlord shall cause to be filed in such action an affidavit made by Landlord or someone acting for Landlord setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence. If a true copy of this Lease shall be filed in such action (and of the truth of the copy such affidavit shall be sufficient evidence), it shall not be necessary to file the original Lease as a warrant of attorney, any rule of court, custom or practice to the contrary notwithstanding.

        3.    The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease herein provided for, at the option of any assignee of this Lease, may be exercised by any assignee of Landlord's right, title and interest in this Lease in Tenant's own name, notwithstanding the fact that any or all assignments of said right, title and interest may not be executed and/or witnessed in accordance with the Act of Assembly of May 28, 1715, 1 Sm. L. 94, and all supplements and amendments thereto that have been or may hereafter be passed. Tenant hereby expressly waives the requirements of said Act of Assembly and any and all laws regulating the manner and/or form in which such assignments shall be executed and witnessed.

        TENANT UNDERSTANDS THAT IN GRANTING THESE RIGHTS TO CONFESS JUDGMENT, TENANT WAIVES ITS RIGHTS TO NOTICE AND HEARING BEFORE ENTRY OF JUDGMENT AND EXECUTION ON THAT JUDGMENT. TENANT HAS DISCUSSED THE MEANING AND

G-1

AFFECT OF THESE CONFESSION OF JUDGMENT PROVISIONS WITH ITS OWN INDEPENDENT COUNSEL, OR HAS HAD REASONABLE OPPORTUNITY TO DO SO.

TENANT:	INTEGRATED SYSTEMS CONSULTING GROUP, INC., a Pennsylvania corporation
By:
Name:
Title:
LANDLORD:	WHTR REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership
	By:	WHTR Investors, Inc., a Delaware corporation, General Partner
By:
Name:
Title:

G-2

EXHIBIT H

CLEANING SPECIFICATIONS

Daily Cleaning Services

1.
Empty waste baskets and remove refuse to designated area. Reline and wipe clean receptacles as needed.

2.
Break down all boxes or any items marked trash and remove to designated areas.

3.
Empty and wipe clean all ashtrays.

4.
Thorough vacuuming of all carpeted area, including corner and crevice vacuuming in all tenant spaces and common areas.

5.
Vacuum upholstered chairs and sofas where necessary.

6.
Sweep all hard floors (tile, wood, etc.).

7.
Sweep and damp mop all vinyl, marble and quarry tile floors. Spot buff as needed.

8.
Spot clean all tenant and common area carpets as needed. Shampoo all common area high traffic lanes as needed.

9.
Dust and/or wipe clean the following surfaces:

•
desks

•
chairs

•
file cabinets

•
tables

•
telephones

•
pictures and frames

•
doors

•
lamps ledges and shelves

•
desk/furniture partitions

•
any other horizontal surface of a fixture or furniture subject to collecting dust
10.
Wipe clean the following surfaces:

•
window sills and ledges

•
counter tops and kitchen cabinets

•
switch plates

•
private entrance doors

•
glass, mirrored and wood doors, panels, windows and walls

•
walls in kitchen and disposal area

•
conference tables
11.
Wash, clean and disinfect water fountains and/or coolers. Give special attention to adjacent floor areas.

12.
Establish regular cleaning maintenance program for floor in public lobby area in conjunction with Property Manager; standard necessary to maintain is high quality shine with no water marks, stains, scuffing or other signs of wear.

13.
Wipe and polish all glass, chrome and metal surfaces such as windows (interior and up to standard ceiling height), partitions, banisters, door knobs, light switch plates, kick plates, directional signs and door saddles.

14.
Dust and wipe clean sand urns.

15.
Polish directory.

16.
Vacuum and spot shampoo all carpet entrance mats.

17.
Spot clean all wall surfaces.

18.
Clean all entrance doors.

Daily Elevators

1.
Wash and polish wood and stainless walls, doors and hall plate. Keep tracks clean of dust, dirt and debris. Vacuum carpet. Spot clean carpet as needed.

Daily Vending Areas

1.
Thoroughly vacuum carpeting and damp mop tile flooring daily. Special attention to cleaning crevices, between and under vending machines.

2.
Thoroughly wipe all tops and sides of vending machines and express mail box cabinets with damp cloth. Spot clean all wall surfaces. Thoroughly clean microwave oven, inside and outside.

3.
Empty trash and reline can daily.

4.
Wash trash container as needed.

Daily Lavatories

1.
Sweep and wet mop all tile floors using disinfectant.

2.
Thoroughly clean all mirrors, top to bottom.

3.
Scour, wash and disinfect all sink basins. counter tops, bowls, urinals, including undersides.

4.
Wash toilet seats, both sides.

5.
Wipe clean all partitions.

6.
Wipe clean all wall tile as needed.

7.
Remove all trash and sanitary waste, wash receptacles as necessary. Removed rubbish to designated area.

8.
Restock hand soap and paper products.

9.
Polish all stainless dispensers.

Weekly Cleaning Services

1.
Wash and sanitize metal partitions. Dust horizontal surfaces exceeding 70" height. Damp clean ceiling and exhaust fans.

2.
Wash all interior glass, including hallways, windows (excluding second story atrium windows), lobby doors, partitions and glass door panels.

3.
Dust all blinds in common areas.

4.
Sweep fire tower stairwells. Wet mop as needed. Wipe hand rails and dust metalwork.

5.
Wipe clean all desk tops and credenzas.

6.
Remove all finger prints and dirt from door frames, kick and push plates, handles and railings.

7.
Wet wipe all horizontal surfaces to 70" including moldings, shelves, etc.

8.
Polish all fine wood furniture including desks, chairs and cabinets.

9.
Spray buff all vinyl tiles floors as necessary.

10.
Machine buff other hard surfaces, floors to include ceramic, quarry and marble tile as necessary.

11.
Wipe clean all plant containers in common areas.

Monthly/Quarterly Cleaning Services

1.
Thoroughly wipe clean all ceiling vents and exhaust fans and area immediately adjacent: monthly to quarterly, as needed.

2.
Strip and refinish all tile floors including restroom floors on a quarterly basis.

3.
Wipe clean and remove all fingerprints from full height doors.

4.
Vacuum all upholstered chairs.

5.
Thorough cleaning of all venetian blinds, pipes, ventilating and air conditioning louvers, ducts and high molding: monthly to quarterly, as needed.

6.
Wipe clean as needed all vinyl base. Vacuum as needed all carpet cove base: monthly to quarterly, as needed.

7.
Thoroughly wash all trash receptacles, inside and outside.

8.
Spot clean all vertical surfaces.

9.
Spray buss all vinyl floors (both tenant and common areas) quarterly.

Semi-Annual Cleaning Services

1.
Wash all common area walls including wallcovering, paint, marble and vinyl base.

General Notes

1.
Give special attention to executive area, conference rooms and reception areas.

2.
Janitor's closets shall be kept in a neat and orderly condition.

3.
Upon cleaning each office, all lights will be turned off and all doors locked, unless otherwise notified, leaving all premises in an orderly condition.

4.
Special attention shall be given to atrium and lobby to insure that these areas are maintained in a thoroughly clean condition at all times including sweeping of walks in front of entrance doors in good weather (April - October).

EXHIBIT I

FORM OF INITIAL TENANT ESTOPPEL CERTIFICATE

PREMISES:

("Premises")

LANDLORD:

("Landlord")

LEASE DATE:

("Lease")

TENANT:

("Tenant")

TENANT'S NOTICE ADDRESS:

DATE:

        The undersigned, Tenant, hereby certifies to GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("GECC"), that:

  1.
  Tenant has accepted possession of the Premises pursuant to the Lease. The lease term commenced on                        , 19    ("Commencement Date"). The termination date of the Lease is                        . Monthly rent under the Lease is as follows: Basic Rent, $            per month, plus additional rent as provided in the Lease.

  2.
  Any improvements required by the terms of the Lease to be made by Landlord have been completed to the satisfaction of Tenant in all respects, and Landlord has fulfilled all of its duties under the Lease.

  3.
  The Lease has not been assigned, modified, supplemented or amended in any way. The Lease constitutes the entire agreement between the parties and there are no other agreements between Landlord and Tenant concerning the Premises.

  4.
  The Lease is valid and in full force and effect, and, to the best of Tenant's knowledge, neither Landlord nor Tenant is in default thereunder. Tenant has no defense, setoff or counterclaim against Landlord arising out of the Lease or in any way relating thereto, or arising out of any other transaction between Tenant and Landlord, and no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

  5.
  No rent or other sum payable under the Lease has been paid more than one month in advance.

  6.
  The minimum monthly rent presently payable under the Lease is $            .

  7.
  Tenant acknowledges that Tenant has received notice that the Lease will be assigned to GECC and Tenant has received no notice of a prior assignment, hypothecation or pledge of the Lease or the rents, income, deposits or profits arising thereunder. Tenant understands that under the provisions of the assignment, the Lease cannot be terminated (either directly or by the exercise of any option which could lead to termination) or modified in any of its terms, or consent be given to the release of any party having liability thereon, without the prior written consent of GECC, that without such consent, no rent may be collected or accepted more than one month in advance and that the interest of the Landlord in the Lease has been assigned to GECC solely as security for the purposes specified in the assignment and GECC assumes no duty, liability or obligations whatever under the Lease or any extension or renewal thereof.

  8.
  Tenant hereby acknowledges and agrees that if GECC shall succeed to the interest of Landlord under the Lease, GECC shall assume (only while owner of and in possession or control of the building or which the Premises are a part) and perform all of Landlord's obligations under the Lease, but shall not be liable for any act or omission of any prior landlord (including the present landlord), liable for the return of any security deposit (unless said sums have actually been received by Mortgagee as security for Tenant's performance under the Lease), subject to any offset or defense which Tenant may have against any such prior landlord or bound by any rent or additional rent Tenant may have paid for more than the current month to any such prior landlord or bound by any assignment, surrender, termination, cancellation, waiver, release, amendment or modification of the Lease made without its express written consent.

  9.
  Tenant shall give GECC prompt written notice of any default of Landlord under the Lease, if such default entitles Tenant, under law or otherwise, and Tenant desires to terminate the Lease, reduce rent or credit or offset any amount against future rents and shall give GECC reasonable time (but in no event less than 60 days after receipt of such notice) to cure or commence curing such default prior to exercising (and as a condition precedent to its right to exercise), any right Tenant may have to terminate the Lease or to reduce rent or credit or offset any amounts against the rent. Tenant shall given written notice to any successor in interest of GECC, any purchaser at a foreclosure sale under the mortgage, any transferee who acquired the property by deed in lieu of foreclosure or any successor or assign thereof.

  10.
  Tenant shall not look to the Mortgagee, as mortgagee, mortgagee in possession, or successor in title to the Mortgaged Property, in connection with the return of or accountability with respect to any security deposit required by Landlord, unless said sums have actually been received by Mortgagee as security for Tenant's performance under the Lease.

  11.
  Tenant shall neither allow nor itself manufacture, store, handle, transport, dispose of, spill, leak, dump any toxic or hazardous waste, waste product or substance (as they may be defined in any federal or state statute, rule or regulation pertaining to or governing such wastes, waste products or substances) on the Mortgaged Property at any time during the term, or extended term, of the Lease.

  12.
  All notices and other communications from Tenant to GECC shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, addressed to GECC at:

      General Electric Capital Corporation
      c/o General Electric Capital Realty Group
      Attn: Mike Jaynes
      16479 Dallas Parkway, Suite 400
      Dallas, Texas 75248-2661

  or at such other address as GECC, any successor, purchaser or transferee shall furnish to Tenant in writing.

  13.
  This Estoppel Certificate is being executed and delivered by Tenant(s) (a) for the benefit of GECC in connection with its loan to Landlord which is secured or to be secured in party by an assignment to GECC of Landlord's interest in the Lease, and (b) with the intent and understanding that the above statements will be relied upon by GECC.

TENANT:

By:

Name:

Title:

EXHIBIT J

FORM OF SUBORDINATION, NON-DISTURBANCE
AND ATTORNMENT AGREEMENT

Please complete all of the blanks with the appropriate information

PREMISES:	(the "Premises")
LANDLORD/BORROWER:	(the "Landlord")
TENANT:	(the "Tenant")
LEASE DATED:	(the "Lease")
TENANT'S NOTICE ADDRESS:

DATE:

        GENERAL ELECTRIC CAPITAL CORPORATION ("GECC") has made or is about to make a loan (the "Loan") to the Landlord which will be secured by a mortgage or deed of trust and security agreement (the "Deed of Trust"), covering the real property described on EXHIBIT A and the buildings and improvements located thereon (collectively, the "Property"). In connection with the making of the Loan, GECC has requested that the Tenant complete this Tenant Certificate with the appropriate information as it pertains to the Tenant's lease and to agree to the requirements set forth herein.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby certifies to GECC, and GECC and Tenant hereby agree, as to the following:

ACKNOWLEDGMENT OF LEASE

        1.    Tenant has accepted possession of the Premises, which contain approximately                        square feet of rentable area, pursuant to the Lease. The Lease term commenced on                        and is scheduled to terminate on                  (with respect to this response if the Lease term is in the initial term indicate the date of termination for the initial term; if the Tenant has exercised its right to renew the Lease, then indicate that the Lease is in a renewal term and then indicate the date of termination of the renewal term; otherwise do not include renewal terms that have not been exercised).

        2.    The minimum monthly rent presently payable under the Lease is                        . The current monthly common area maintenance, real estate tax, and insurance reimbursement charges total                        .

        No rent or other sum which is payable under the Lease has been paid by or on behalf of Tenant more than one (1) month in advance, except as expressly disclosed on Exhibit B attached hereto.

        The Lease is valid and in full force and effect, and, to the best of Tenant's knowledge, neither Landlord nor Tenant is in default thereunder, except as expressly disclosed on Exhibit C attached hereto.

        3.    Any improvements required by the Lease to be made by Landlord have been completed to the full satisfaction of Tenant, except as expressly disclosed on Exhibit D attached hereto.

        4.    The Lease has not been assigned, modified, supplemented or amended in any way (except as expressly described on Exhibit E attached hereto). Tenant shall not enter into any assignment,

modification, supplement or amendment to the Lease without the prior written consent of GECC. The Lease constitutes the entire agreement between the parties and there are no other agreements (including any letter agreements) between Landlord and Tenant concerning the Premises (except as expressly described on Exhibit E attached hereto). Tenant shall not, without obtaining the prior written consent of GECC, (a) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (b) voluntarily surrender the Premises or terminate the Lease without cause, or (c) assign the Lease or sublet the Premises other than pursuant to the provisions of the Lease.

SUBORDINATION

        5.    The Lease (including, without limitation, all rights to insurance proceeds and condemnation awards, any rights of first refusal, options to purchase, and any other rights granted to Tenant pursuant to the Lease) is, and shall at all times continue to be, subject and subordinate in each and every respect, to (a) the Deed of Trust and to any and all liens, security interests, rights and any other interest created thereby and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Deed of Trust and the Loan, and (b) any additional financing of the Property or portions thereof provided by GECC and the liens and security interests under the documents evidencing and securing such additional financing, and to any increases therein or supplements thereto.

NON-DISTURBANCE

        6.    So long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent, taxes, utility charges or other sums payable by Tenant under the terms of the Lease, or under any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default) (a) Tenant's possession of the Premises under the Lease shall not be disturbed or interfered with by GECC in the exercise of any of its rights under the Deed of Trust, including any foreclosure, and (b) GECC will not join Tenant as a party defendant for the purpose of terminating Tenant's interest and estate under the Lease in any proceeding for foreclosure of the Deed of Trust.

ATTORNMENT

        7.    If, at any time GECC (or any person, or such person's successors or assigns, who acquire the interest of the Landlord under the Lease through foreclosure action of the Deed of Trust, or upon a transfer of the Property by conveyance in lieu of foreclosure, or otherwise) shall succeed to the rights of the Landlord under the Lease as a result of a default or event of default under the Mortgage, and if the Tenant is not then in default under the Lease (beyond the time permitted therein, if any, to cure such default), then (a) the Lease shall not terminate, (b) upon receipt by Tenant of written notice of such succession, Tenant shall attorn to and recognize such person as succeeding to the rights of the Landlord under the Lease (herein sometimes called "Successor Landlord"), upon the terms and conditions of the Lease, and (c) Successor Landlord shall accept such attornment and recognize Tenant as the Successor Landlord's tenant under the Lease. Upon such attornment and recognition, the Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants (including any right under the Lease on the part of the Tenant to extend the term of the Lease) as are set forth in the Lease and which shall be applicable after such attornment and recognition. Notwithstanding anything to the contrary set forth herein, GECC or such Successor Landlord shall not be (i) liable for any act or omission of any previous landlord, including the Landlord, (ii) subject to any offset, defense or counterclaim which Tenant might be entitled to assert against any previous landlord, including the Landlord, (iii) bound by any payment of rent or additional rent made by the Tenant to any previous landlord (including the

Landlord) for more than one (1) month in advance, unless the same was paid to and received by the Successor Landlord, (iv) bound by any amendment or modification of the Lease hereafter made without the written consent of GECC, or (v) liable for any deposit that Tenant may have given to any previous landlord (including the Landlord) which has not been transferred to the Successor Landlord. Further, notwithstanding anything to the contrary set forth herein, the liability of GECC for any obligations under the Lease shall be limited to GECC's interest in the Property. GECC shall not have any liability or responsibility under or pursuant to the terms of the Lease after it ceases to own an interest in or to the Property.

        8.    The provisions of this Tenant Certificate regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the written request of GECC or of any Successor Landlord, any instrument or certificate which, in the reasonable judgment of GECC or such Successor Landlord may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, including, if requested, a new lease of the Premises on the same terms and conditions as the Lease.

NOTICE

        9.    Tenant hereby acknowledges and agrees that: (a) from and after the date hereof, in the event of any act or omission of Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to GECC and (ii) until the expiration of sixty (60) days following such giving of notice to GECC in which time period GECC shall be entitled to cure any such act or omissions of Landlord; (b) Tenant shall send to GECC all copies of any such default, notice or statement under the Lease at the same time such notice is sent to Landlord; and (c) if GECC notifies Tenant of a default under the Deed of Trust and demands that Tenant pay its rent and all other sums due under the Lease to GECC, Tenant shall honor such demand and pay its rent and all of the sums due under the Lease directly to GECC or as otherwise reasonably required pursuant to such notice.

        All notices and other communications from Tenant to GECC shall be in writing and shall be delivered or mailed by registered mail, postage paid, return receipt requested, or delivered by an overnight courier, addressed to GECC at:

    General Electric Capital Corporation
    c/o General Electric Capital Realty Group
    16479 Dallas Parkway, Suite 400
    Dallas Texas 75248-2661
    Attention: Mike Jaynes

or at such other address as GECC, any successor, purchaser or transferee shall furnish to the Tenant in writing.

        This Tenant Certificate is being executed and delivered by Tenant to induce GECC to make the Loan which is to be secured in part by an assignment to GECC of Landlord's interest in the Lease and with the intent and understanding that the above statements will be relied upon by GECC. This Tenant Certificate shall inure to the benefit of and be binding upon the parties hereto, their successors and permitted assigns, and any purchaser or purchasers at foreclosure of the Property, and their respective heirs, personal representatives, successors and assigns.

TENANT
INTEGRATED SYSTEMS CONSULTING GROUP, INC., a Pennsylvania corporation
By:
Name:
Title:
GECC:
GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation

Name:
Date:
LANDLORD:
WHTR REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership
By:	WHTR Investors, Inc., a Delaware corporation, General Partner
By:
Name:
Title:

Exhibit A

Legal Description of the real property

Exhibit B

Prepaid Rents

        Please describe below all rental payments that have been paid to the Landlord in advance of the due date.

Exhibit C

Outstanding Defaults

        Please describe any current and on-going default of the Tenant.

        Please describe any current and on-going default of the Landlord.

Exhibit D

Outstanding Improvements

        Please describe below any improvements that were not completed by Landlord as required in the Lease or any outstanding sums for tenant improvement work for which the Landlord was required to but has not reimbursed the Tenant.

Exhibit E

Amendments to the Lease

        Please describe below any and all amendments to the Lease (including any letter agreements).

EXHIBIT K
RENEWAL OPTION

        Provided no Event of Default exists at the time of such election, Tenant may renew this Lease for one additional period of five years, by delivering written notice of the exercise thereof to Landlord not earlier than 15 months nor later than 12 months before the expiration of the Term. The Basic Rent payable for each month during such extended Term shall be the greater of (a) the Basic Rent payable by Tenant during the last month of the initial Term or (b) the prevailing rental rate (such greater amount is referred to herein as the "Prevailing Rental Rate"), at the commencement of such extended Term, for renewals of space of equivalent quality, size, utility and location, with the length of the extended Term and the credit standing of Tenant to be taken into account. Within thirty (30) days after receipt of Tenant's notice to renew, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Basic Rent, if any, and the other terms and conditions offered. Tenant shall, within ten (10) days after receipt of Landlord's notice, notify Landlord in writing whether Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord's determination of the Prevailing Rental Rate, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

          (1)  Basic Rent shall be adjusted to the Prevailing Rental Rate;

          (2)  Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and

          (3)  Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements.

        If Tenant rejects Landlord's determination of the Prevailing Rental Rate, or fails to timely notify Landlord in writing that Tenant accepts or rejects Landlord's determination of the Prevailing Rental Rate, time being of the essence with respect thereto, Tenant's rights under this Exhibit shall terminate and Tenant shall have no right to renew this Lease.

        Tenant's rights under this Exhibit shall terminate if (A) this Lease or Tenant's right to possession of the Premises is terminated, (B) Tenant assigns any of its interest in this Lease or sublets more than 10,000 rentable square feet in the Premises or (C) Tenant fails to timely exercise its option under this Exhibit, time being of the essence with respect to Tenant's exercise thereof.

K-1

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LEASE AGREEMENT BETWEEN WHTR REAL ESTATE LIMITED PARTNERSHIP, AS LANDLORD, AND INTEGRATED SYSTEMS CONSULTING GROUP, INC. AS TENANT DATED MAY , 1998
TABLE OF CONTENTS
LIST OF DEFINED TERMS
LEASE
EXHIBIT A [OUTLINE OF PREMISES]
EXHIBIT B [LEGAL DESCRIPTION OF 565 BUILDING AND THE 575 BUILDING] Bay Colony Executive Park
EXHIBIT C BUILDING RULES AND REGULATIONS
EXHIBIT D TENANT FINISH-WORK: ALLOWANCE
EXHIBIT E RIGHT OF FIRST OFFER
EXHIBIT F TENANT ENERGY COSTS
EXHIBIT G CONFESSION OF JUDGMENT
EXHIBIT H CLEANING SPECIFICATIONS
EXHIBIT I FORM OF INITIAL TENANT ESTOPPEL CERTIFICATE
EXHIBIT J FORM OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
SUBORDINATION
NON-DISTURBANCE
ATTORNMENT
NOTICE
Exhibit A Legal Description of the real property
Exhibit B Prepaid Rents
Exhibit C Outstanding Defaults
Exhibit D Outstanding Improvements
Exhibit E Amendments to the Lease
EXHIBIT K RENEWAL OPTION